EXHIBIT (5)


Haskell Slaughter Young & Johnston,
  Professional Association
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama 35203

                                                               December 11, 1995

HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243


               Re: Registration Statement on Form S-4


Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4 (the "Registration Statement"), of 53,503,431 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued pursuant to that certain Amended and Restated Plan and Agreement of Merger, dated as of October 9, 1995, among the Company, SCA Acquisition Corporation and Surgical Care Affiliates, Inc. (the "Plan of Merger"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized; and

         2. Upon issuance and delivery of the Shares as contemplated in the Registration Statement and the Plan of Merger, the Shares will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                     Very truly yours,

                                     HASKELL SLAUGHTER YOUNG & JOHNSTON
                                          Professional Association

                                     By    /s/ BEALL D. GARY, JR.
                                       ---------------------------
                                               Beall D. Gary, Jr.





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